Exhibit 3.101

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “MOTT’S INC.” TO A DELAWARE GENERAL PARTNERSHIP, CHANGING ITS NAME FROM “MOTT’S INC.” TO “MOTT’S PARTNERS”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2003, AT 11:40 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2003, AT 3 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2462306 8100V	AUTHENTICATION: 2844015

030829128	DATE: 12-31-03

CERTIFICATE OF CONVERSION
TO
GENERAL PARTNERSHIP
(PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
CORPORATION LAW AND SECTION 15-901 OF THE
DELAWARE REVISED UNIFORM PARTNERSHIP ACT)
This Certificate of Conversion to General Partnership dated as of December 18, 2003 is executed and filed by the undersigned to convert Mott’s Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”), into a general partnership under the Delaware Revised Uniform Partnership Act. The undersigned DOES HEREBY CERTIFY as follows:
     FIRST: The name of the Corporation immediately prior to the filing of this Certificate of Conversion to General Partnership is Mott’s Inc.
     SECOND: The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of Delaware is December 23, 1994.
     THIRD: The name of the general partnership into which the Corporation shall be converted as set forth in the Statement of Partnership Existence is “Mott’s Partners”.
     FOURTH: The effective date and time of the conversion of the Corporation into a general partnership shall be as of December 28, 2003 at 3:00 P.M. Eastern Standard Time.
     FIFTH: The conversion of the Corporation into Mott’s Partners has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law and Section 15-901 of the Delaware Revised Uniform Partnership Act.
[Signature page follows.]

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:38 PM 12/22/2003
FILED 11:40 PM 12/22/2003
SRV 030829128 — 2462306 FILE

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion to General Partnership as of the date first written above.

MOTT’S INC.
By:	/s/ Marian Brancaccio
	Name:	Marian Brancaccio
	Title:	Senior Vice President and Secretary

Signature Page to Certificate of Conversion to General Partnership